UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 1, 2004

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction)	(Commission File Number)	(I.R.S. Employer
Identification No.)

Woodland Park, 2201 Cooperative Way, Herndon, VA		20171-3025
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (703) 709-6700

(Former name or former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

VarTec Telecom, Inc. ("VarTec"), a telecommunications borrower of Rural Telephone Finance Cooperative ("RTFC"), and its U.S.-based affiliates that are guarantors of VarTec's debt to RTFC, filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code on November 1, 2004 in Dallas, Texas. Under Chapter 11, VarTec will be able to continue operations while attempting to reorganize its business and financial relationships.

RTFC is VarTec's primary senior secured creditor. RTFC has agreed to provide debtor-in-possession ("DIP") financing to VarTec on a super priority basis under terms and conditions similar to those set forth in the October 7, 2004 amended and restated credit agreement by and between RTFC and VarTec, as amended, and as approved by the bankruptcy court. As of November 3, 2004, subject to satisfaction of conditions precedent to each advance, $20 million is proposed to be available for VarTec to borrow and up to $10 million of cash is proposed to be available in a working capital reserve account pursuant to the DIP financing arrangement. At November 3, 2004, RTFC had a total of $197 million of loans outstanding to VarTec. RTFC's total exposure to VarTec could increase above the $197 million if RTFC were to advance funds to VarTec under the $20 million that is proposed as DIP financing and under certain conditions of the DIP financing arrangement. VarTec has also sought court permission to maintain certain other business and financial relationships during the pendency of the bankruptcies.

On November 1, 2004, the court granted temporary approval of DIP financing of up to $5 million, with some limitations, under the conditions proposed by the DIP financing arrangement. The proposed arrangement is subject to further interim consideration on November 7, 2004 and a final hearing on November 22, 2004.

VarTec has experienced extensive competition in its primary businesses, resulting in a significant reduction to its cashflow. In addition, recent court rulings and disputes with certain unsecured creditors, including Teleglobe, Inc. and SBC Communications, threatened VarTec's abilities to continue as a going concern absent bankruptcy protections.

RTFC lends to its rural telecommunications members and their affiliates. At August 31, 2004, RTFC had $4.6 billion of loans outstanding to its 507 members. RTFC obtains all of its funding from National Rural Utilities Cooperative Finance Corporation, ("CFC"). RTFC operates under a management agreement with CFC. RTFC is headquartered with CFC in Herndon, Virginia. RTFC is a taxable entity and takes tax deductions for allocations of net margins as allowed by law under Subchapter T of the Internal Revenue Code. RTFC pays income tax based on its net margins, excluding net margins allocated to its patrons.

CFC believes that it is adequately reserved against its exposure, through RTFC, to VarTec.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ Steven L. Lilly
Steven L. Lilly
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

Dated: November 3, 2004